EXHIBIT 99.1

NEWS RELEASE
For Immediate Release

Contact: Scott Veech, Chief Financial Officer
Richard Linden, President & CEO
(414) 977-4000

MERGE HEALTHCARE ANNOUNCES SECOND QUARTER 2005 RESULTS
Merger with Cedara Yields Operational Synergies, Record Quarterly Revenues of $18.8 Million and
Pre-Tax Cash Earnings Per Share of $0.33

Milwaukee, WI, August 2, 2005 - Merge Technologies Incorporated, d.b.a. Merge Healthcare (NASDAQ: MRGE), today announced financial results for the quarter ended June 30, 2005. Revenue for the second quarter totaled a record $18.8 million. Pre-tax cash earnings per share were $0.33, and on a GAAP basis $(0.62) loss per share, primarily as a result of merger related costs. The results for the second quarter include one month of revenue and expense contribution from Cedara Software following the close of the merger on June 1st. The Company believes that earnings before amortization and depreciation, merger transaction related costs and income taxes (“pre-tax cash earnings”) are a meaningful indicator of the Company’s core operating performance. This non-GAAP financial measure should be viewed as supplemental to, and not as an alternative for, the Company’s GAAP financial measures and is reconciled as follows:

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2005		2004	%	2005		2004	%
			(in thousands, except per share data)
GAAP to Non-GAAP Reconciliation

GAAP net income (loss)	$(11,877)		$1,497		$(9,781)		$2,851
Income tax	991		992		2,119		1,831
GAAP income (loss) before tax	(10,886)		2,489		(7,662)		4,682
Amortization and depreciation	2,974		838		3,978		1,665
Restructuring, transaction expense and purchase accounting related costs	14,597		—		14,597		—
Non GAAP income before tax	6,685		3,327	101%	10,913		6,347	72%
Non GAAP pre-tax cash earnings per share.	$0.33		$0.24	38%	$0.64		$0.46	39%
Weighted average shares of common stock outstanding – diluted	20,300		13,782		17,170		13,774
The Company’s Key Financial Results

Reported On GAAP Basis:

Net sales	18,773		8,907		29,274		17,544
Gross margin	66%		64%		66%		64%
Operating income (loss)	(10,973)		2,381		(7,826)		4,522
Operating margin	(58%	)	27%		(27%	)	26%
Net income (loss)	(11,877)		1,497		(9,781)		2,851
Earnings (loss) per share	$(0.62)		$0.11		$(0.60)		$0.21
Weighted average shares of common stock outstanding – diluted	19,255		13,782		16,248		13,774

The Company’s cash balance at the end of the quarter was $39.8 million and there were no outstanding draws on its unsecured bank line of credit.

Analysis of Results:

“I’m pleased to report to our shareholders that we have delivered strong financial performance this quarter while simultaneously merging with Cedara Software Corp., and its subsidiary, eMed Technologies Corporation,” said Richard A. Linden, President and CEO. “I am exceedingly proud of the contributions of our employees who have put forth the extra effort and focus required to continue our business growth and service our customers, while concurrently integrating our operations. The talent and dedication of our employees yielded this quarter’s success, and represents a strong foundation for our future.

“Consistent with our strategic growth initiatives over the last five years, we moved quickly to implement our near-term merger integration plans with a focus on becoming one company, unifying our leadership, realizing tangible product and revenue synergies and assuring our customers of the benefits of this merger. Our single company, multiple distribution channel model is best measured on a go-forward basis by focusing on total revenues and pre-tax cash earnings, which will form the foundation for our guidance going forward. We are especially pleased with revenues for the quarter and the pre-tax cash earnings we generated for our shareholders,” said Linden.

Second Quarter Business Highlights:

•	Delivered $18.8 million in revenues and $0.33 in pre-tax cash earnings per share.

•	Closed the merger with Cedara Software Corp., and launched integration plans that have already produced measurable synergies and a single organizational structure.

•	Executed cross-selling sales strategies, including purchases of the Merge RIS by eMed PACS customers, eMed PACS by Merge RIS customers, as well as several advanced visualization and clinical applications sold with integrated RIS/PACS solutions.

•	Expanded our eCommerce software distribution model with new licensing arrangements for eFilm Workstation™ software and prepared for the addition of clinical applications to our eCommerce engine later this year.

•	Signed an exclusive OEM technology and distribution agreement to commercialize new groundbreaking techniques for the early detection of treatment response in cancer care.

•	Released FUSION Referring Practice Portal™ 2.0, an integrated web-based solution that provides referring physicians with real-time access to patient information and status, diagnostic medical images and reports.

•	Received FDA 510 (K) Clearance of B-CAD™, the first commercially available Computer Aided Detection (CAD) solution designed to assist radiologists in the analysis of breast ultrasound images.

•	Cedara OrthoWorks™, an advanced clinical application for the Orthopedic market, was named Product Innovation of the Year by Frost & Sullivan.

The Company began merger integration planning and implementation shortly after the definitive agreement was signed in January 2005, to ensure integration activities key to operational and financial success were designed and ready for implementation following the closing of the merger. Several integration teams were formed with the following accomplishments highlighting their progress to date:

•	Leadership – A single Merge Healthcare executive leadership team was formed and implemented. In addition, leadership teams were created for Merge Healthcare’s two business divisions: Cedara Software and Merge eMed.

•	Revenue Synergies – The direct end-user sales and business development teams from Merge eFilm and eMed were merged into a single organizational structure resulting in increased geographic coverage and the elimination of overlapping sales territories. In addition, the OEM and international sales and business development teams were merged, increasing the portfolio of products available through the OEM distribution channel and creating cross-selling opportunities.

•	Expense Synergies – In addition to expected public company savings, the Company combined various corporate functions resulting in both operational efficiency improvements and expense savings. The Company also announced the consolidation of its two Toronto offices and expects the move to take place before year-end. The Company believes it is on track to realize annualized expense savings in excess of $3 million.

•	Product Innovation – The unique workflow and image management requirements of our various customers continue to reinforce and support our approach to marketing multiple PACS configurations. We continue to develop and sell PACS solutions, using the core technologies of both our FUSION PACS™ and eMed MATRIX PACS™ to meet the unique requirements of our target markets. Sales of both products during the quarter and the breadth and depth of our pipeline reaffirm this approach. We also continue to make progress integrating our suite of advanced visualization and clinical applications into our core RIS/PACS workflow solutions.

“In summary, I am pleased with our customers’ reception to our merger with Cedara and the expanded products, services and imaging technology innovation that we can bring to them,” said Linden. “Key market and industry trends that continue to support our strategy include: modality advancements driving new imaging software and advanced visualization applications; evolving workflow solutions desired by our target market; the growing importance of clinical applications to help our customers remain competitive with new revenue sources and services to their referring physicians; and the accelerating conversion to digital operations by our target market. While many integration projects remain in process and synergies will continue to be identified, our progress with integration activities and the near term synergies we have already realized confirm the strategic value of the merger and our alignment with market conditions.”

Guidance:

The Company is updating its guidance as a result of merging with Cedara on June 1, 2005. Reported revenues for 2005 are expected to be in the range of $90 million to $95 million. This translates into organic growth greater than 25% for the second half of 2005. The Company believes that pre-tax cash earnings guidance, removing the differences between effective and cash tax rates and the various transaction-related expenses, is the best way to measure the operating performance of the combined company. The Company currently expects pre-tax cash earnings per share of $1.30 - $1.45. The Company reaffirms its belief that the merger will deliver accretive pre-tax cash earnings to shareholders within the first year post-merger closing.

MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (1)
	(in thousands)
	June 30,	December 31,
	2005(2)	2004
	(unaudited)
Current assets:
Cash	$39,830	$28,067
Accounts receivable, net	24,944	11,100
Inventory	1,814	1,082
Deferred tax benefit	2,936	3,076
Other current assets	4,240	1,912

Total current assets	73,764	45,237

Property and equipment, net	3,882	1,497
Purchased and developed software, net	22,905	9,751
Acquired intangibles, net	12,934	1,183
Goodwill	353,832	21,167
Other	1,947	108

Total assets	$469,264	$78,943

Current liabilities:
Accounts payable	$7,301	$2,020
Other accrued liabilities	11,623	2,616
Deferred revenue	12,852	8,678

Total current liabilities	31,776	13,314
Deferred tax liability and other	2,251	2,062

Total liabilities	34,027	15,376
Shareholders’ equity	435,237	63,567

Total liabilities and shareholders’ equity.	$469,264	$78,943

(1)	The condensed consolidated balance sheets should be read in conjunction with the Company’s Annual Report on Form 10-K for fiscal 2004 and its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005 proposed to be filed on or prior to August 9, 2005.

(2)	Balance sheet is subject to change pending final valuation of the purchase accounting for the acquisition of Cedara.

	MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
	CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
	(in thousands, except share data)
	(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005(2)	2004	2005(2)	2004
Net sales:
Software and other	$13,755	$6,113	$20,864	$12,268
Services and maintenance	5,018	2,794	8,410	5,276

Total net sales	18,773	8,907	29,274	17,544

Cost of sales:
Software and other	2,066	962	3,055	2,077
Services and maintenance	2,478	1,568	4,113	3,034
Amortization	1,881	642	2,686	1,280

Total cost of sales	6,425	3,172	9,854	6,391

Gross margin	12,348	5,735	19,420	11,153

Operating costs and expenses:
Sales and marketing	2,880	1,711	4,535	3,405
Product research and development	1,648	423	2,401	905
General and administrative	4,122	1,024	5,440	1,936
Acquired in-process research and development	12,989	—	12,989	—
Restructuring and other expenses	589	—	589	—
Depreciation and amortization	1,093	196	1,292	385
Total operating costs and expenses	23,321	3,354	27,246	6,631

Operating income (loss)	(10,973)	2,381	(7,826)	4,522
Total other income, net	87	108	164	160

Income (loss) before taxes	(10,886)	2,489	(7,662)	4,682
Income tax expense	991	992	2,119	1,831

Net income (loss)	$(11,877)	$1,497	$(9,781)	$2,851

Net income per share – basic	$(0.62)	$0.12	$(0.60)	$0.22

Weighted average number of common shares outstanding – basic	19,254,640	12,968,889	16,248,205	12,927,877

Net income per share – diluted	$(0.62)	$0.11	$(0.60)	$0.21

Weighted average number of common
shares outstanding – diluted	19,254,640	13,782,440	16,248,205	13,773,980

(1)	These condensed consolidated statements of operations should be read in conjunction with the Company’s Annual Report on Form 10-K for fiscal 2004 and its Quarterly Report on Form 10-Q for the six months ended June 30, 2005 proposed to be filed on or prior to August 9, 2005.

(2)	Statement of operations is subject to change pending final valuation of the purchase accounting for the acquisition of Cedara.

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Merge Healthcare is a market leader in the development and delivery of medical imaging and information management software and services. With over twenty years of leadership in the medical imaging and healthcare information technology markets, Merge Healthcare provides innovative solutions for both OEM and the end-user healthcare markets. We custom engineer clinical and imaging applications and development tools that are on the forefront of medicine and its use of medical imaging for OEM and international customers. We develop innovative medical imaging software solutions that support end-to-end business and clinical workflow for radiology department and specialty practices, imaging centers and hospitals. Our innovative software solutions use leading-edge imaging software technologies that accelerate market delivery for our OEM customers, while our end-user solutions improve our customers’ productivity and enhance the quality of patient care they provide. For additional information, visit our website at www.merge.com.

Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. When used in this press release, the words: believes, intends, anticipates, expects, and similar expressions are intended to identify forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements based on a number of factors, including, but not limited to, risks in product and technology development, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, ability to integrate acquisitions, unexpected outcomes to any pending or future litigation, changing economic conditions, credit and payment risks associated with end-user sales, dependence on major customers, dependence on key personnel, and other risk factors detailed in filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

The Company believes that earnings before amortization and depreciation, merger transaction related costs and income taxes (“pre-tax cash earnings”) are a meaningful indicator of the Company’s core operating performance. This non-GAAP financial measure should be viewed as supplemental to, and not as an alternative for, the Company’s GAAP financial measures.